                                                                     Exhibit 4.4

                                  PUT AGREEMENT
                                  -------------

      Agreement made as of the 26th day of October, 2001 by the parties identified on Schedule A hereto ("Investors").

      WHEREAS, the Investors are holders of certain convertible notes and preferred stock of Advanced Aerodynamics & Structures, Inc. ("AASI") previously issued on or about March 6, 2000, June 30, 2000, November 3, 2000, January 26, 2001, February 14, 2001, March 23, 2001, June 27, 2001, and July 25, 2001 and
such other dates as such convertible notes and Series A Preferred Stock may have been issued ("Investors Securities"); and

      WHEREAS, some of the Investors are contemplating investing funds to purchase additional convertible notes of AASI in an offering by AASI of a minimum of $7,000,000 and a maximum of $10,000,000 of principal convertible note amount (the "Offering") and it would be beneficial to the Investors and AASI if such investment were made.

      NOW THEREFORE, for good and valuable consideration, the receipt of which is acknowledged.

      1. The Investors each for itself grants to AASI the option of selling to each such Investor an amount of Convertible Notes in the amount described below (the "Put") on substantially the same terms and conditions of the Offering, not including the grant of a security interest.

      2. The aggregate maximum amount of the Put which may be exercised by AASI is $5,000,000.

      3. The aggregate maximum amount of the Put for each Investor ("Proportionate Share") is set forth on Schedule A hereto and must be paid in cash and not by surrender of any other debt instrument of any other debt instrument of AASI held by Investor notwithstanding any other agreement.

      4. The amount of the Put that may be exercised from time to time as to each Investor by AASI shall be equal to the closing bid price of AASI on a Conversion Date (as defined in the Investors Securities) in connection with a conversion of the Investor Securities by the Investor, multiplied by the number of registered AASI Class A common shares received by the Investor from such conversion.

      5. The aggregate maximum amount of the Put (and corresponding dollar amount of the Investor's Proportionate Shares) shall be reduced dollar for dollar by all sums raised by AASI after the date of this Put Agreement, not including the minimum amount of the Offering, through the sale by AASI of Class A Common Stock or any instrument convertible into Class A Common Stock ("Other Fundings"). AASI agrees to expeditiously notify the Investors of the receipt of any proceeds from Other Fundings.

      6. Each Put exercise must relate to not less than $100,000 or such lesser amount of the Proportionate Share remaining outstanding. AASI's right to exercise the Put shall expire one year from the date of this Put Agreement.

      7. Each Investor further agrees that until one year from the date of this Put Agreement, the Investor will not sell, during any five trading day period commencing on a Tueday and ending the following Monday, AASI Class A Common Stock received or receivable upon conversion of the Investors Securities or conversion of any convertible notes purchased by Investors in the Offering, in an amount greater than the percentage amount designated on Schedule A ("Sales Percentage") of the reported trading volume of the AASI Class A Common Stock for such five trading day period. A transferee of Investor Securities, as a condition of such transfer, must consent in writing to the limitation described in this Paragraph "7", otherwise AASI is instructed not to transfer such Investors Securities or the Class A Common Stock issued or issuable upon conversion of such Investors Securities. The percentage limitation described in this Paragraph "7" may be modified pro rata as to all Investors with the written approval of Investors holding, at the time of such modification, not less than sixty percent (60%) of the outstanding convertible note principal and Stated Value of the Investors Securities and convertible notes issued to Investors in the Offering. The foregoing limitation does not apply to Investors Securities held by Alpha Capital Aktiengesellschaft consisting of (i) a convertible note in the principal amount of $100,000 issued July 25, 2001, and (ii) 240 shares of Series A Preferred Stock and also does not apply to 160 shares of Series A Preferred Stock held by Esquire Trade & Finance, Inc.

      8. AASI and the Investors agree to execute the documents reasonably necessary to carry out the intentions of this Put Agreement.

      9. AASI will not take any action inconsistent with this Put Agreement.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                         Signature Page to Put Agreement
                         -------------------------------

Dated as of October 26, 2001            ADVANCED AERODYNAMICS &
New York, New York                      STRUCTURES, INC.


                                        By: ____________________________________


______________________________________  ________________________________________
ALPHA CAPITAL AKTIENGESELLSCHAFT        ESQUIRE TRADE & FINANCE
- "Investor"                            INC. - "Investor


______________________________________  ________________________________________
AUSTINVEST ANSTALT BALZERS              AMRO INTERNATIONAL, S.A.
- "Investor"                            - "Investor"


______________________________________  ________________________________________
THE SHAAR FUND LTD. - "Investor"        THE ENDEAVOUR CAPITAL
                                        INVESTMENT FUND, S.A. - "Investor"


______________________________________  ________________________________________
STONESTREET LIMITED PARTNERSHIP         KESHET L.P. - "Investor"
- "Investor"


______________________________________  ________________________________________
THE KESHET FUND L.P. - "Investor"       LAURUS MASTER FUND LTD. - "Investor"


______________________________________  ________________________________________
NESHER LTD. - "Investor"                TALBIYA B. INVESTMENTS LTD.
                                        - "Investor"

                           SCHEDULE A TO PUT AGREEMENT
                           ---------------------------

--------------------------------------------------------------------------------
INVESTOR                                      PROPORTIONATE  SALES PERCENTAGE
                                              SHARE
--------------------------------------------------------------------------------
ALPHA CAPITAL AKTIENGESELLSCHAFT              16.112%        3.39%
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196
--------------------------------------------------------------------------------
ESQUIRE TRADE & FINANCE, INC.                 11.97%         2.52%
Trident Chambers
P.O. Box 146
Road Town, Tortola, B.V.I.
Fax: 011-41-41-760-1031
--------------------------------------------------------------------------------
AUSTINVEST ANSTALT BALZERS                    14.1075%       2.97%
Landstrasse 938
9494 Furstentums
Balzers, Liechtenstein
Fax: 011-534-534100
--------------------------------------------------------------------------------
AMRO INTERNATIONAL, S.A.                      16.15%         3.4%
C/o Ultra Finanz Ltd.
Grossmuensterplatz 6, P.O. Box 4401
Zurich, CH-8022, Switzerland
Fax: 011-411-252-5515
--------------------------------------------------------------------------------
THE SHAAR FUND LTD.                           7.6%           1.6%
C/o Herrick Feinstein, LLP
2 Park Avenue
New York, New York 10022
Fax: 212-
--------------------------------------------------------------------------------
THE ENDEAVOUR CAPITAL INVESTMENT FUND,        9.5%           2.0%
S.A.
Cumberland House
27 Cumberland Street, Nassau
New Providence, The Bahamas
Fax: 1-284-494-3917
--------------------------------------------------------------------------------
STONESTREET LIMITED PARTNERSHIP               5%             N/A
C/o Canaccord Capital Corporation
320 Bay Street, Suite 1300
Toronto, ON M5H 4A6, Canada
Fax: 416-956-8989
--------------------------------------------------------------------------------
KESHET L.P.                                   -0-            -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-44-1624-661594
--------------------------------------------------------------------------------
THE KESHET FUND L.P.                          -0-            4%
135 West 50th Street, Suite 1700
New York, New York 10020
Fax: 212-541-4434
--------------------------------------------------------------------------------
LAURUS MASTER FUND LTD.                       19%            -0-
C/o Onshore Corporate Services Ltd.
P.O. Box 1234 G.T.
Queensgate House, South Church Street
Grand Cayman, Cayman Islands
Fax: 345-949-9877
--------------------------------------------------------------------------------
NESHER LTD.                                   -0-            -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-44-1624-661594
--------------------------------------------------------------------------------
TALBIYA B. INVESTMENTS LTD.                   -0-            -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-44-1624-661594
--------------------------------------------------------------------------------